UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-9516	ICAHN ENTERPRISES L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398767

N/A
     (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01   Other Events.

CVR Energy, Inc. (“CVR Energy”), an indirect subsidiary of Icahn Enterprises Holdings L.P. and Icahn Enterprises L.P., indirectly owns a majority of the common units representing limited partner interests in CVR Refining, LP (the “Partnership”). In addition, CVR Energy also indirectly owns CVR Refining GP, LLC, the general partner of the Partnership (the “General Partner”) and CVR Refining Holdings, LLC (“CVR Refining Holdings”).

Underwriting Agreement

On May 14, 2013, the Partnership entered into an Underwriting Agreement by and among the Partnership, the General Partner and CVR Refining Holdings, on one hand, and Credit Suisse Securities (USA), LLC as representative of the several underwriters named therein (the “Underwriters”), on the other hand, relating to the sale of common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of 12,000,000 Common Units at a price of $29.8275 per Common Unit, net of underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 1,800,000 Common Units. The material terms of the Offering are described in the prospectus, dated May 14, 2013 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on May 15, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-187631), initially filed by the Partnership on March 29, 2013.
The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Partnership and General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.
The Offering of the Firm Units closed on May 20, 2013, and the Partnership received proceeds from the Offering of approximately $357.9 million (net of underwriting discounts and commissions). The net proceeds of the Offering were used to redeem 12,000,000 Common Units that were held by CVR Refining Holdings. If the underwriters exercise their option to purchase additional Common Units, the Partnership will use the proceeds therefrom to redeem additional Common Units from CVR Refining Holdings equal to the number of Common Units purchased by the underwriters pursuant to their option.
The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

99.1 -  Underwriting Agreement dated May 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.,
its general partner

By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.,
its general partner

By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

Date:  May 20, 2013

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